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                                                                  EXHIBIT 21.01


                                THE 3DO COMPANY
                          SUBSIDIARIES OF THE REGISTRANT


                                                               Jurisdiction of
     Subsidiary                                                  Incorporation
  ---------------                                              ---------------
  The 3DO Company                                                California
  Studio 3DO K.K.                                                Japan
  3DO Europe, LTd.                                               United Kingdom